As filed with the U.S. Securities and Exchange Commission on May 14, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VIDA GLOBAL INC.

(Exact name of registrant as specified in its charter)

Delaware	7372	88-1438776
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

VIDA Global Inc.

12160 W Parmer Ln, Ste 130-716

Cedar Park, TX 78613

(833) 588-8432

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lyle Pratt

Chief Executive Officer

VIDA Global Inc.

12160 W Parmer Ln, Ste 130-716

Cedar Park, TX 78613

(833) 588-8432

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ethan Silver Daniel L. Forman Lowenstein Sandler LLP 1251 Avenue of the Americas New York, New York 10020 Tel.: (212) 262-6700		Joseph M. Lucosky, Esq. Sebastian Bacon, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 Tel: (732) 395-4402

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-294868

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-1 is being filed by VIDA Global Inc., a Delaware corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-294868) (the “Prior Registration Statement”), initially filed by the Registrant on April 2, 2026, as amended on April 16, 2026, and declared effective by the Securities and Exchange Commission on May 14, 2026.

This Registration Statement covers the registration of an additional 479,166 of the Registrant’s Class A common stock, including 62,500 shares of Class A common stock that may be purchased by the underwriters to cover over-allotments, if any.

The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Securities and Exchange Commission that (1) it has instructed its bank to pay the filing fee set forth on Exhibit 107 to this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of May 15, 2026), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than May 15, 2026.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

All exhibits filed with or incorporated by reference in Registration Statement No. 333-294868 are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

Exhibit No.	Description
5.1	Opinion of Lowenstein Sandler LLP.
23.1	Consent of Wipfli LLP.
23.2	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1).
107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cedar Park, State of Texas, on the 14th day of May, 2026.

VIDA GLOBAL INC.

By:	/s/ Lyle Pratt
Name:	Lyle Pratt
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Lyle Pratt	Chief Executive Officer and Director	May 14, 2026
Lyle Pratt	(Principal Executive Officer)

/s/ Brandon Robinson	Chief Operating Officer	May 14, 2026
Brandon Robinson	(Principal Financial Officer)

/s/ Joseph Wood	Accounting Officer	May 14, 2026
Joseph Wood	(Principal Accounting Officer)

*	Chief Product Officer and Director	May 14, 2026
Timothy Noah Hayes

*	Director	May 14, 2026
Christopher Calicott

*	Director	May 14, 2026
Henry S. Romaine Jr.

*	Director	May 14, 2026
Alan Braverman

*By:	/s/ Lyle Pratt
Lyle Pratt Attorney-in-Fact